Exhibit Number 23.2

CONSENT OF ERNST & YOUNG LLP, INDENPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 033-62029 and 333-64921) pertaining to the Iomega Retirement and Investment Savings Plan of Iomega Corporation of our report dated June 6, 2003, with respect to the financial statements and schedule of the Iomega Retirement and Investment Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP
Ernst & Young LLP

San Diego, California
June 25, 2004

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